UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2009

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Appointment of Certain Officers

    William W. Traynham has been named Senior Vice President and Chief Financial Officer of American National Bankshares Inc. (Nasdaq:  AMNB) and its subsidiary bank, American National Bank and Trust Company, effective April 21, 2009.  He will also serve as Executive Vice President of the Bank and as Senior Vice President of the holding company.

    Mr. Traynham has over twenty years of community banking experience.  He was Chief Financial Officer for Community Bankshares Inc. and Community Resource Bank, N.A., (formerly Orangeburg National Bank), from 1996 through 2008.  Prior to that, he served as Senior Vice President and Cashier for Orangeburg National Bank in Orangeburg, South Carolina from 1987 to 1996.

    Mr. Traynham holds a BA in Management Science and Accounting from Duke University.  He is a Certified Public Accountant and a graduate of the Graduate School of Banking of the South.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2009                                 /s/ Charles H. Majors
                                                   President and Chief Executive Officer